Exhibit 99.1

KindlyMD, Inc. Announces Corporate Rebrand to Nakamoto Inc.

New Name Represents Company Shift to Bitcoin-Native Operating Strategy

Nashville, TN, January 21, 2026 – Nakamoto Inc. (NASDAQ: NAKA) (“Nakamoto” or the “Company”), a Bitcoin company, today announced that it has changed its corporate name from KindlyMD, Inc. to Nakamoto Inc., to integrate its corporate identity with the Company’s long-term strategy in the Bitcoin ecosystem. The healthcare business will continue operations through Kindly LLC, a wholly owned subsidiary of Nakamoto. The Company’s common stock and warrants will remain listed under the NAKA and NAKAW ticker symbols, respectively.

The rebranding is intended to better align the Company’s corporate identity with its objective of becoming the premier Bitcoin company focused on disciplined capital allocation, as well as the acquisition and development of Bitcoin-aligned operating businesses.

“By rebranding under the name Nakamoto, we are reinforcing Nakamoto’s role as a Bitcoin company built for the future,” said David Bailey, Chairman and CEO of Nakamoto Inc. “This name change is designed to eliminate ambiguity around our objectives and further our goal to support Bitcoin’s long-term success.”

Since implementing its Bitcoin-focused strategy, Nakamoto has executed a series of foundational milestones to establish a scalable operating and treasury platform. These include the accumulation of a Bitcoin treasury worth more than $500 million and the deployment of capital into strategic investments and treasury assets across multiple international markets.

The Company’s corporate website, including the investor relations page, is now located at www.nakamoto.com. The rebranding will also be reflected in future regulatory filings and disclosures, as applicable. No action is required by shareholders in connection with the rebranding.

About Nakamoto Inc.

Nakamoto Inc. is a Bitcoin company building a global portfolio of Bitcoin-native companies. Nakamoto plans to grow its Bitcoin holdings through disciplined accumulation and to leverage its treasury to acquire and develop an ecosystem of Bitcoin companies across finance, media, advisory and more. Nakamoto aims to provide commercial and financial infrastructure for the next generation of capital markets. For more information, please visit nakamoto.com .

Forward Looking Statements

All statements, other than statements of historical fact, included in this press release that address activities, events or developments that that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as defined under U.S. federal securities laws, related to the Company. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include statements about our future operations, business strategies, plans, objectives, expectations, intentions, goals, projections, prospects, future events, or performance, as well as underlying assumptions. These statements covering matters such as expectations, plans, strategic outlooks, financial projections, market conditions, regulatory environments, Bitcoin-related strategies, Bitcoin treasury management activities, and the Company’s anticipated holding of Bitcoin as part of its corporate treasury are inherently uncertain and involve numerous assumptions and risks.

Forward-looking terms used may include, but are not limited to, “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow,” “seek,” “aim,” “target,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements and similar expressions. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, descriptions of the Company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, including the purchase, custody, and potential sale or other use of Bitcoin, synergies, opportunities and anticipated future performance, including the management team and board of directors of the Company. These statements may also relate to broader macroeconomic trends, industry developments, technology adoption, competitive positioning, market expansion, product launches, research and development efforts, acquisitions or dispositions, legal or regulatory developments, and other initiatives that could affect our future business performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include risks relating to Bitcoin market volatility, cybersecurity and custody of digital assets, potential changes in laws or accounting standards relating to cryptocurrency, and regulatory developments affecting Bitcoin or other digital assets, as well as the risk that changes in the Company’s capital structure and governance could have adverse effects on the market value of its securities; the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on the Company operating results and business generally; the risk that the Company may be unable to reduce expenses or access financing or liquidity; the impact of any related economic downturn; the risk of changes in governmental regulations or enforcement practices; adverse impacts from geopolitical events, health crises, supply chain disruptions, changes to laws or accounting standards, cybersecurity threats or data breaches, intellectual property disputes, competitive pressures, or changes in consumer behavior; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond the Company’s control, including those detailed in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10- Q, Current Reports on Form 8-K, and such other documents of the Company filed, or to be filed, with the SEC that are or will be available on the Company’s website at www.nakamoto.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nothing contained herein constitutes an offer to buy or sell securities of the Company or any other party, nor does it constitute a solicitation of any proxy or vote.

Media Contact

Carissa Felger / Sam Cohen

Gasthalter & Co.

(212) 257-4170

Nakamoto@gasthalter.com

Investor Relations Contact

Sean Mansouri, CFA / Aaron D’Souza
Elevate IR
(720) 330-2829
NAKA@elevate-ir.com